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                                                                   EXHIBIT 23.1


                            CONSENT OF BRUCK & PERRY


         With regard to the Form S-8 Registration Statement to be filed with the Securities and Exchange Commission by OptimumCare Corporation, a Delaware corporation, we hereby consent to the use of our name under the section entitled "Legal Matters" in the Prospectus which is a part of said Form S-8 Registration Statement.



BRUCK & PERRY,
A Professional Corporation


Newport Beach, California
July 19, 1996